RESIDENTIAL ACCREDIT LOANS, INC.
                                     Company


                         RESIDENTIAL FUNDING CORPORATION
                                 Master Servicer


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 1997-QS6
                                 ---------------

                          Supplement dated July 3, 1997
                                       to
                    Prospectus Supplement dated June 24, 1997
                                       and
                        Prospectus dated August 22, 1996
                                 --------------

     The Percentages of SDA set forth on pages S-39 and S-40 in the tables entitled "Sensitivity of Pre-Tax Yield to Maturity of the Class M-2 Certificates and Class M-3 Certificates to Prepayments and Realized Losses" and "Aggregate Realized Losses" (specifically 100%, 200%, 300% and 400%) should be disregarded and replaced with the following percentages: 50%, 100%, 150% and 200%, respectively. --------------

         THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE PROSPECTUS AND PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         UNTIL OCTOBER 1, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT). THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




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